As filed with the Securities and Exchange Commission on October 6, 2009
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Investors Real Estate Trust
(Exact Name of Registrant as Specified in its Governing Instruments)

North Dakota	45-0311232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

3015 16th Street SW, Suite 100
Minot, ND 58701
(701) 837-4738

(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

_______________

Timothy Mihalick
President and Chief Executive Officer
Investors Real Estate Trust
3015 16th Street SW, Suite 100
Minot, ND  58701
(701) 837-4738

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Karin Wentz, Esq.
Associate General Counsel
10050 Crosstown Circle, Suite 105
Eden Prairie, MN  55344
(952) 401-4802

_______________

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑Registration No. 333-153715

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer 	Accelerated filer ☑	Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares of Beneficial Interest, no par value per share	$2,000,000	$112
(1)  Based on the public offering price.

EXPLANATORY NOTE

This Registration Statement (the “Rule 462(b) Registration Statement”) is being filed pursuant to Rule 462(b) and General Instruction IV of Form  S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the Registration Statement facing page, this page, the signature pages, the exhibit index, opinions of counsel and the accountants consents.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-153715) filed by Investors Real Estate Trust (the “Company”) with the Securities and Exchange Commission (the “Commission”) on September 29, 2008, including the exhibits thereto, and declared effective by the Commission on October 10, 2008, are hereby incorporated herein by reference (the “Initial Registration Statement”).  Pursuant to Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement is to be effective upon filing.  The Rule 462(b) Registration Statement covers the registration of an additional $2,000,000 common shares for sale in the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota, on this 6th day of October, 2009.

INVESTORS REAL ESTATE TRUST (Registrant)
By:	/s/ Timothy P. Mihalick Timothy P. Mihalick President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
*	Trustee and Chairman	October 6, 2009
Jeffrey L. Miller

	Trustee	October 6, 2009
John T. Reed

	Trustee	October 6, 2009
Edward T. Schafer

*	Trustee and Vice Chairman	October 6, 2009
Stephen L. Stenehjem

*	Trustee	October 6, 2009
John D. Stewart

*	Trustee	October 6, 2009
Patrick G. Jones

*	Trustee	October 6, 2009
C.W. “Chip” Morgan

*	Trustee	October 6, 2009
W. David Scott
*	Trustee, Chief Operating Officer	October 6, 2009
Thomas A. Wentz, Jr.
*	Trustee, President and Chief Executive Officer	October 6, 2009
Timothy P. Mihalick
*	Senior Vice President and Chief Financial Officer	October 6, 2009
Diane K. Bryantt
/s/ Thomas A. Wentz, Sr.
By: Thomas A. Wentz, Sr., As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title

5.1	Opinion of Pringle & Herigstad P.C.
8.1	Opinion of Hunton & Williams LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Pringle & Herigstad (included in Exhibit 5.1)
23.3	Consent of Hunton & Williams LLP (included in Exhibit 8.1)
24.1	Power of Attorney (included on signature page of the Registration Statement on Form S-3 (File No. 333-153715)